Exhibit (e)(2)

Schedule A

As of April 1, 2014, this Schedule A forms a part of the Principal Underwriter Agreement dated as of February 23, 2006 (the “Agreement”) between MassMutual Premier Funds and MML Distributors, LLC. As of April 1, 2014, this Schedule A supercedes any previous versions of said Schedule A.

Name of Series	Classes of Shares
MassMutual Premier Money Market Fund	R5
MassMutual Premier Short-Duration Bond Fund	I, R5, Service, Administrative, A, R4, R3
MassMutual Premier Inflation-Protected and Income Fund	I, R5, Service, Administrative, A, R4, R3
MassMutual Premier Core Bond Fund	I, R5, Service, Administrative, A, R4, R3
MassMutual Premier Diversified Bond Fund	I, R5, Service, Administrative, A, R4, R3
MassMutual Premier High Yield Fund	I, R5, Service, Administrative, A, R4, R3
MassMutual Premier Balanced Fund	I, R5, Service, Administrative, A, R4, R3
MassMutual Barings Dynamic Allocation Fund	I, R5, Service, Administrative, A, R4, R3
MassMutual Premier Value Fund	I, R5, Service, Administrative, A, R4, R3
MassMutual Premier Disciplined Value Fund	I, R5, Service, Administrative, A, R4, R3
MassMutual Premier Main Street Fund	I, R5, Service, Administrative, A, R4, R3
MassMutual Premier Capital Appreciation Fund	R5, Service, Administrative, A, R3
MassMutual Premier Disciplined Growth Fund	I, R5, Service, Administrative, A, R4, R3
MassMutual Premier Small Cap Opportunities Fund	I, R5, Service, Administrative, A, R4, R3
MassMutual Premier Global Fund	I, R5, Service, Administrative, A, R4, R3
MassMutual Premier International Equity Fund	I, R5, Service, Administrative, A, R4, R3
MassMutual Premier Focused International Fund	I, R5, Service, Administrative, A, R4, R3
MassMutual Premier Strategic Emerging Markets Fund	I, R5, Service, Administrative, A, R4, R3

MASSMUTUAL PREMIER FUNDS		MML DISTRIBUTORS, LLC

By:	/s/ Nicholas Palmerino	By:	/s/ Eric Wietsma
Name: Nicholas Palmerino		Name: Eric Wietsma
Title: CFO and Treasurer		Title: Vice President